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                                                                      EX-99.5(d)

                                                      AMENDMENT #3 TO SCHEDULE A

     PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS
     ----------------------------------------

     Brinson U.S. Cash Management Prime Fund
     Brinson Global Securities Fund
     Brinson Global Bond Fund
     Brinson U.S. Equity Fund
     Brinson U.S. Large Capitalization Equity Fund
     Brinson U.S. Large Capitalization Value Equity Fund
     Brinson U.S. Intermediate Capitalization Equity Fund
     Brinson Post-Venture Fund
     Brinson EXDEX(R) Fund
     Brinson Non-U.S. Equity Fund
     Brinson Emerging Markets Equity Fund
     Brinson Bond Plus Fund
     Brinson U.S. Bond Fund
     Brinson U.S. Short/Intermediate Fixed Income Fund
     Brinson High Yield Fund
     Brinson Emerging Markets Debt Fund

 This Amendment has been agreed to as of this 1st day of June, 1998 by the undersigned.

     BRINSON RELATIONSHIP FUNDS

          By:

          Title:



     BRINSON PARTNERS, INC.

          By:

          Title: